Exhibit 99.44

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-I

KEY PERFORMANCE FACTORS
October 31, 1999



Expected B Maturity 08/15/2002


Blended Coupon 6.4825%


Excess Protection Level
3 Month Average   4.78%
October, 1999   4.78%
September, 1999  N/A
August, 1999  N/A


Cash Yield18.35%


Investor Charge Offs 4.14%


Base Rate 9.43%


Over 30 Day Delinquency 5.07%


Seller's Interest 9.14%


Total Payment Rate14.64%


Total Principal Balance$47,636,626,081.62


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$4,354,806,563.13

For the purposes of calculating Base Rate and Excess Protection Level, a Coupon of 7.43% (53/360) was used. The Base Rate was calculated using a 53 day monthly period, 9/8/99-10/31/99